UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  January 9, 2012

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On January 9, 2012, General Moly, Inc. (the “Company”) entered into two Option Agreements with Hanlong (USA) Mining Investment, Inc. (“Hanlong”).  The first Option Agreement concerns the parties’ Bridge Loan Agreement, dated as of March 4, 2010, as amended to date, which if exercised, extends the maturity date of the existing and drawn $10 million First Tranche Bridge Loan to April 30, 2013 from December 31, 2012; and likewise extends the availability of the undrawn $10 million Second Tranche Bridge Loan to April 30, 2013.  The second Option Agreement concerns the parties’ Security Purchase Agreement, dated as of March 4, 2010, as amended to date, which if exercised, extends the payment of the ROD Condition Extension (up to $2 million), if necessary, from approximately October, 2012 to April 30, 2013.

The Company entered into these option agreements with Hanlong to maintain financial flexibility and liquidity, as it commences the Mt. Hope project’s 2012 engineering restart and procurement activity.  Exercising of either option will be tied to progress on the Mt. Hope project’s permits and financing and may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: January 11, 2012	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer